UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2008
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     At a regularly scheduled meeting on May 14, 2008, the Compensation Committee of the Board of Directors of IntercontinentalExchange, Inc. (the “Company”) approved an increased annual base salary for each of the Company’s named executive officers, with effect from January 1, 2008, as follows: Jeffrey C. Sprecher, Chairman and Chief Executive Officer — $780,000; Charles A. Vice, President and Chief Operating Officer — $530,000; David S. Goone, Senior Vice President, Chief Strategic Officer — $488,000; Scott A. Hill, Senior Vice President and Chief Financial Officer — $414,000; and Edwin Marcial, Senior Vice President, Chief Technology Officer — $406,000. In addition, the Compensation Committee approved increased annual bonus targets for each of the Company’s named executive officers, with effect from January 1, 2008, as follows: Mr. Sprecher — 125% of his annual base salary; Mr. Vice and Mr. Goone — 85% of their respective annual base salary; and Mr. Hill and Mr. Marcial — 70% of their respective annual base salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC. /s/ Scott A. Hill Scott A. Hill
Senior Vice President and Chief Financial Officer
Date: May 20, 2008

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